UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☐  Preliminary Information Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒  Definitive Information Statement

The Small Business Company

(Name of Registrant As Specified In Its Charter)

Commission File Number: 000-52184

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies: Common Stock, $.0001 par value.
(2)	Aggregate number of securities to which transaction applies: 114,332,549 shares of Common Stock outstanding on October 5, 2009.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
(4)	Proposed maximum aggregate value of transaction: N/A
(5)	Total fee paid: N/A

☐  Fee paid previously with preliminary materials.
☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

THE SMALL BUSINESS COMPANY
1380 Willow Street
San Diego, California 92106

To the stockholders of The Small Business Company:

This information statement is being furnished to all holders of the common stock of The Small Business Company, a Delaware Corporation (“SBCO”), in connection with resolutions of the Board of Directors and the unanimous written consent of the holders of in excess of 51% of the outstanding shares of common stock of SBCO providing for approval of a one (1) for one hundred (100) reverse-split of the $0.0001 par value common stock of SBCO for all shareholders of its common stock of record on October 5, 2009 (the “Record Date”), with fractional shares, if any, being rounded up to the next whole share.

The effect of the proposed Reverse Stock Split will be to reduce the number of shares of Common Stock outstanding without a change in the par value of Common Stock. Consummation of the Reverse Stock Split will not alter the number of authorized shares of Common Stock. The Reverse Stock Split will not alter proportionate voting rights and other rights of stockholders.

The accompanying Information Statement is being provided to you for your information, to comply with requirements of the Securities and Exchange Act of 1934, as amended. You are urged to read the Information Statement carefully in its entirety. However, no action is required on your part in connection with the Reverse Split. No meeting of SBCO’s stockholders will be held or proxies requested for these matters since they have already been approved by the requisite written consent of the holders of a majority of the common shares.

Under the rules of the Securities and Exchange Commission, the Reverse Split cannot become effective until at least 20 days after the accompanying Definitive Information Statement has been filed and mailed to the stockholders of SBCO.

By order of the Board of Directors

/s/ David Larson, Chairman of the Board of Directors, President

November 6, 2009

INFORMATION STATEMENT ON SCHEDULE 14C/A

THE SMALL BUSINESS COMPANY

TABLE OF CONTENTS

THE SMALL BUSINESS COMPANY
1380 Willow Street
San Diego, California 92106

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF
THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

This information statement is being mailed on or about November 6, 2009, to holders of record at the close of business on October 5, 2009 of shares of common stock, $.0001 par value (the “Shares”) of The Small Business Company, a Delaware corporation (the “Company”). You are receiving this information statement in connection with a written consent approved on October 5, 2009 by shareholders owning the majority of the Shares, which consent provides that the Company shall have the authority to amend our certificate of incorporation to effect a 1:100 reverse stock split of our common stock. The Company’s board of directors approved the reverse split on October 5, 2009.

INFORMATION STATEMENT

GENERAL

The Company’s current Certificate of Incorporation provides for an authorized capitalization consisting of 500,000,000 shares of common stock, $.0001 par value (the “Common Stock”). As of October 5, 2009, there were 114,332,549 shares of Common Stock outstanding.

REVERSE SPLIT

At the effective time of the Reverse Split, all of the outstanding shares of our Common Stock will be automatically converted into a smaller number of shares, at the reverse split ratio of 1:100.

THE REASONS FOR THE REVERSE SPLIT

The Board of Directors believes that the Reverse Stock Split will increase the marketability and liquidity of the Common Stock. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it or a company's reputation in the financial community, but in practice this is not necessarily the case, as many investors look upon lower-priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks.  The Board of Directors also believes that the current per share price of the Common Stock has reduced the effective marketability of the shares because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stock to their clients or to hold them in their own portfolios.

BOARD OF DIRECTORS’ CURRENT PLANS.

As of the date of this filing, the board of directors has not taken any action to utilize the increased number of available authorized shares, or to affect any material capital raising transaction.

POTENTIAL RISKS OF THE REVERSE SPLIT

There can be no assurance that the bid price of the Company's Common Stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from the Reverse Split, that the Reverse Split will result in a per share price that will increase its ability to attract brokerage firms or institutional investors or that the market price of the post-split Common Stock can be maintained. The market price of the Company's Common Stock will also be based on its financial performance, market condition, the market perception of its future prospects and the Company's industry as a whole, as well as other factors, many of which are unrelated to the number of shares outstanding. If the market price of the Company's Common Stock declines after the Reverse Split, the percentage decline as an absolute number and as a percentage of the Company's overall capitalization may be greater than would occur in the absence of a Reverse Split.

POTENTIAL EFFECTS OF THE REVERSE SPLIT

General. For each holder of Common Stock, the number of shares held will be reduced by the Reverse Split as follows: the number of shares held before the Reverse Split will be divided by 100, and if the result has a fractional component, the result will be rounded up to the next whole number. By way of example, a shareholder with 100,001 shares of Common Stock before the Reverse Split will hold 1,001 shares of Common Stock upon completion of the Reverse Split.

The rounding up of fractional shares will affect a small change in the relative per cent ownership of the respective common shareholders. This change is not expected to be material.

Accounting Matters. The Reverse Split will affect the par value of the Company's Common Stock, from an accounting stand point. As a result, on the effective date of the Reverse Split, the stated par value capital on the Company's balance sheet attributable to Common Stock would be reduced from its present amount by a fraction that equals one divided by 100, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value per share will be increased because there will be fewer shares.

Anti-Take Over Effect. In addition to the corporate purposes discussed above, the Reverse Split, by reducing the number of outstanding shares, will increase the number of authorized but unissued common shares that, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and our shareholders. The increased unissued but authorized shares therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increased number of unissued shares may limit the opportunity for the Company’s shareholders to dispose of their shares at a higher price that may be available in a takeover attempt or under a merger proposal. The increased unissued shares may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors did not approve the reverse-split in the Company’s common stock with the intent that it be utilized as a type of anti-takeover device.

The Board of Directors and persons owning a majority of the outstanding voting securities of The Small Business Company have unanimously adopted, ratified and approved the proposed reverse split of the Company’s common shares.  No other votes are required or necessary.  The reverse split will be effected on or about December 1, 2009.  No shareholder is being asked to exchange his certificates at this time.  Each shareholder is, however, entitled to do so by contacting the transfer agent of the Company.  Otherwise, certificates representing pre-reverse split shares will be exchanged for certificates reflecting post-reverse split shares at the first time they are presented to the transfer agent for transfer.  Each shareholder requesting a stock certificate will be required to pay the cost requested by the transfer agent.  The Company’s transfer agent is Island Stock Transfer Company, 100 Second Avenue South, Suite 705S, St. Petersburg, Florida 33701.

The relative voting and other rights of holders of the common stock will not be altered by the reverse split.  Each share of common stock will continue to entitle its owner to one vote.  As a result of the reverse-split, the number of shares of common stock presently outstanding will be consolidated.  No fractional shares will be issued in connection with the reverse split.  Instead, fractional shares will be rounded up and one whole share will be issued.  It is not anticipated that this will materially affect any shareholder's proportional interest.  It is not anticipated that the reverse-split will result in any material reduction in the number of holders of common stock. The reverse split may result in some shareholders owning "odd-lots" of less than 100 shares of common stock.  Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in round lots of even multiples of 100 shares.

Affect on Authorized and Outstanding Shares. Based on the stockholdings at October 5, 2009, there will be approximately 114,332,549 shares of Common Stock issued and outstanding. As a result of the Reverse Split, the number of shares of capital stock issued and outstanding (as well as the number of shares of Common Stock underlying any options, warrants, convertible debt or other derivative securities) will be reduced to the number of shares of capital stock issued and outstanding immediately prior to the effectiveness of the Reverse Split, divided by one hundred (100), plus any shares issued to round up fractional shares.

The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company's Common Stock is currently registered under Section 12(g) of the Exchange Act and as a result, is subject to periodic reporting and other requirements. The proposed Reverse Split will not affect the registration of the Company's Common Stock under the Exchange Act. The Reverse Split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Exchange Act.

Increase of Shares of All Classes of Capital Stock Available for Future Issuance. As a result of the Reverse Split, there will be a reduction in the number of shares of Common Stock issued and outstanding and an associated increase in the number of authorized shares which would be unissued and available for future issuance after the Reverse Split. The increase in available shares could be used for any proper corporate purpose approved by the Board of Directors including, among other purposes, future financing transactions.

EFFECTIVENESS OF THE REVERSE SPLIT

The Reverse Split will become effective after the filing with the Secretary of State of the State of Delaware of the Amendment to Certificate of Incorporation (attached hereto as Appendix A) and the mailing of the Information Statement.

APPROVAL OF THE REVERSE SPLIT AND PROPOSED AMENDMENT.

Under the Delaware General Corporation Law, the Reverse Split and the Proposed Amendment relating thereto must be approved in writing by the holders of at least a majority of the voting stock of the Company.  The following person voted his approval and collectively represents 58.11 % of the voting stock of the Company:  Mr. David Larson.

The Proposed Amendment, therefore, has been approved by the stockholders of the Company, and the Reverse Split will become effective after the filing with the Secretary of State of the State of Delaware of the Amendment to the Certificate of Incorporation, which is attached hereto as Appendix A.  It is expected that such filing will take place on or about the date that is 20 calendar days after the mailing of this Information Statement.

Because the Proposed Amendment already has been approved, you are not required to take any action at this time. This information statement is your notice that the proposal concerning the Reverse Split has been approved; you will receive no further notice when the change becomes effective.

SHARE CERTIFICATES.

Following the Reverse Split, the share certificates you now hold will continue to be valid. In the future, new share certificates will contain a legend reflecting the reverse split, but this in no way will affect the validity of your current share certificates.

PROXIES ARE NOT BEING SOLICITED.

We are not asking you for a proxy, and you are not requested to send us a proxy.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT SHAREHOLDERS

The following table sets forth, as of October 5, 2009, the stock ownership of each person known by the Company to be the beneficial owner of 5% or more of the Company’s common stock, the stock ownership of each director individually and of all directors and officers of the Company as a group, based upon a total of 114,332,549 outstanding shares of common stock.

Shareholder	Position with Company	# of Shares	Percentage
David Larson	CEO, President, Director	66,437,670	58.11%

All directors and named executive officers as a group (2 persons)	Issuer has only one director.	66,437,670	58.11%

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed reverse-split or in any action covered by the related resolutions adopted by the Board of Directors which is not shared by all other shareholders.

ADDITIONAL INFORMATION

Additional information concerning The Small Business Company, including its annual and quarterly reports on Forms 10-K(SB) and 10-Q(SB), which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov.

Dated:  November 6, 2009

By Order of the Board of Directors,

/s/ David Larson, Chairman of the Board of Directors, President

APPENDIX A

Delaware

PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "THE SMALL BUSINESS COMPANY", FILED IN THIS OFFICE ON THE SIXTH DAY OF OCTOBER, A.D. 2009, AT 1:30 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

SECRETARY'S OFFICE
STATE OF DELAWARE

Jeffrey W. Bullock, Secretary of State

3595129 8100

090914133

You may verify this certificate online at corp.delaware.gov/authver.shtml

AUTHENTICATION: 7572053

DATE: 10-08-09

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State of Delaware
Secretary of State
Division of Corporations
Delivered 01:30 PM 10/06/2009
FILED 01:30 PM 10/06/2009
SRV 090914133 - 3595129 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of THE SMALL BUSINESS COMPANY resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

Please see attached Exhibit 1 for text of amendment.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 5th day of October, 2009.

By: [signature]
Authorized Officer

Title: President

Name: DAVID LARSON
Print or Type

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EXHIBIT 1

TO AMENDMENT OF ARTICLES OF INCORPORATION FOR THE SMALL BUSINESS COMPANY, a DELAWARE CORPORATION

Upon this Certificate of Amendment to the Certificate of Incorporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Date"), each share of Common Stock, par value $.0001 per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Date, shall be, and hereby is, converted (the "Reverse Stock Split") into one-one hundredth (1/100th) of a share of Common Stock, par value $.0001 per share (the "New Common Stock"). Each outstanding stock certificate which immediately prior to the Effective Date represented one or more shares of Old Common Stock shall thereafter, automatically and without the necessity of surrendering the same for exchange, represent the number of whole shares of New Common Stock determined by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Date by one-one hundredth (1/100th) and rounding such number up to the nearest whole number.

The Corporation shall not issue fractional shares on account of the Reverse Stock Split. Any fractional share resulting from such change will be rounded upward to the next higher whole share of New Common Stock.

No cash will be distributed for fractional shares. There will be no payment or distribution in any other security of the Company. There will be no payment or distribution in any security of another issuer. There will be no other property paid or distributed by the Company in connection with the reverse stock split.

New share certificates will not be distributed to shareholders. However, shareholders are entitled to exchange certificates after the reverse stock split takes place if they wish by contacting our transfer agent. Otherwise, certificates representing pre-reverse split shares will be changed for certificates reflecting post-split shares at the first time they are presented to the transfer agent for transfer.

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